As filed with the Securities and Exchange Commission on August 6,  2001
                                                Registration  No 333-36662

                                  United States
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                         POST EFFECTIVE AMENDMENT NO. 1
                                       to
                                    FORM S-1
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                     COASTAL CARIBBEAN OILS & MINERALS, LTD.
             (Exact name of registrant as specified in its charter)
                                     BERMUDA
         (State or other jurisdiction of incorporation or organization)
                                      1330
            (Primary Standard Industrial Classification Code Number)
                                      NONE
                      (I.R.S. Employer Identification No.)
             Clarendon House, Church Street, Hamilton, Bermuda HM CX
                            Telephone (441) 295-1422
        -----------------------------------------------------------------
               (Address including zip code, and telephone number,
        including area code of registrant's principal executive offices)
                         -------------------------------
                             Timothy L. Largay, Esq.
                               MURTHA CULLINA LLP
                              CityPlace, 29th Floor
                                185 Asylum Street
                           Hartford, Connecticut 06103
                            Telephone (860) 240-6017
                       (Name, address, including zip code,
        and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: The sale of 3,411,971 shares of the registrant's common stock covered by this registration statement was consummated on October 23, 2000. Coastal Caribbean is hereby amending this registration statement to de-register 8,604,936 shares unsold at the conclusion of the offering.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

          This Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-36662) shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933, as amended.

                          DEREGISTRATION OF SECURITIES

         In accordance with the undertaking of Coastal Caribbean Oils & Minerals, Ltd. ("Coastal") set forth in the registration statement on Form S-1 (File No. 333-36662), declared effective on September 11, 2000 (the "Registration Statement"), Coastal is filing this Post-Effective Amendment No. 1 to deregister an aggregate of 8,604,936 shares of its common stock, $.12 par value, previously registered under the Securities Act of 1933, as amended, pursuant to the Registration Statement.

         Pursuant to the Registration Statement, 12,016,907 shares of Coastal's common stock were registered. These shares were registered pursuant to the Registration Statement in order to be issued to Coastal's stockholders of record on September 12, 2000 upon the exercise of subscription rights issued to such stockholders on such date. Upon the conclusion of the rights offering, Coastal issued a total of 3,411,971 shares of its common stock. Therefore, in accordance with the undertaking made by Coastal in the Registration Statement to remove from registration any of the shares of common stock which remained unsold at the termination of the rights offering, Coastal hereby removes from registration the securities of Coastal registered but unsold under the Registration Statement.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Newport Beach, in the State of California, on the 3rd day of August, 2001.

                    COASTAL CARIBBEAN OILS & MINERALS, LTD.
                                  (Registrant)

                  By /s/ Benjamin W. Heath
                     ---------------------------------------------
                     Benjamin W. Heath, President and Chief Executive Officer

 Pursuant to the requirements of the Securities Act of 1933, this amendment to this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

            Name             Title                           Date

(i) Principal executive officer:

     /s/Benjamin W. Heath               President, Chief         August 3, 2001
----------------------------------
    Benjamin W. Heath                Executive Officer and
                                           Director

(ii) Principal financial officer and controller or principal accounting officer:

     /s/James R. Joyce                    Treasurer               August 3, 2001
----------------------------------
        James R. Joyce

(iii) A majority of the Board of Directors:

     /s/James R. Joyce                                            August 3, 2001
----------------------------------
      James R. Joyce, as Attorney-in-Fact for:

      Graham B. Collis                               Director
      Nicholas B. Dill                               Director
      Benjamin W. Heath                              Director
     Phillip W. Ware                                 Director

     /s/ Timothy L. Largay           Director and Vice            August 3, 2001
--------------------------------------
        Timothy L. Largay               President

         Pursuant to the requirement of the Securities Act of 1933, the undersigned has signed this registration statement on August 3, 2001.

                           /s/ James R. Joyce
                          ------------------------------
                                 James R. Joyce
                 Authorized Representative in the United States